Exhibit 10.3
OTIS

AVENANT AU CONTRAT DE TRAVAIL A DUREE INDETERMINEE

ENTRE :

OTIS,

société en commandite simple au capital de 6.202.305€, ayant son siège social 1 place de Papeteries - 92000 Nanterre, immatriculée au Registre du Commerce et des Sociétés de Nanterre sous le numéro 542 107 800 03943, dûment représentée par Mme Gaëlle BABOUCHE en sa qualité de Directrice des Ressources Humaines, OTIS Western Europe

Ci-après désignée, la « Société »,

D'UNE PART,

ET :

M. Thibault LEFEBURE,

Ci-après désigné, le « Salarié » ;

D'AUTRE PART,

Ci-après désignés ensemble, les « Parties ».

IL A ETE CONVENU ET ARRETE CE QUI SUIT :

AMENDMENT TO THE INDEFINITE TERM EMPLOYMENT CONTRACT

BETWEEN:

OTIS,

a French SCS, with a registered share capital of €6,202,305, whose registered office is located 1 place de Papeteries - 92000 Nanterre, registered to the Trade & Companies Register of Nanterre under the number 542 107 800 03943, duly represented by Mrs Gaëlle BABOUCHE in capacity as Director, Human Resources, OTIS Western Europe

Hereinafter referred to as the "Company",

OF THE ONE PART,

AND:

M. Thibault LEFEBURE,

Hereinafter referred to as the "Employee",

OF THE OTHER PART,

Hereinafter referred together as the "Parties",

IT HAS BEEN AGREED AND DECIDED AS FOLLOWS:

ARTICLE 1 - DATE DU CONTRAT Cet avenant a pour date d’effet le 16 janvier 2026.	ARTICLE 1 – EFFECTIVE DATE This amendment has for effective date on January 16th, 2026.
ARTICLE 2 - POSITION La Société nomme le salarié M. Thibault LEFEBURE, au poste de Président, Otis EMEA.	ARTICLE 2 - POSITION The Company appoints M. Thibault LEFEBURE to the position of President, Otis EMEA.

ARTICLE 3 - REMUNERATION

•Le salaire de base annuel brut correspond à 565 000€ incluant l’augmentation annuelle 2026.
•Participation à notre programme Short-Term Incentive (STI) avec une opportunité annuelle cible de STI de 85% de votre salaire de base. Les récompenses STI sont basées sur les performances individuelles et d'Otis, mesurées par rapport aux objectifs et mesures annuels précédemment établis.
•Participation à notre programme long terme incentive (LTI). Le programme LTI est conçu pour offrir une opportunité de récompenses financières aux principaux dirigeants dont les efforts et les réalisations contribuent à notre succès à long terme. Les attributions LTI sont généralement émises au cours du premier trimestre de l'année et consistent actuellement en une combinaison d'unités d'actions au rendement (PSU), d'unités d'actions restreintes (RSU). Les RSU s'acquièrent proportionnellement sur une période de trois ans et les PSU s'acquièrent en bloc à la fin d'une période de rendement de trois ans. Les récompenses LTI sont soumises aux conditions générales applicables. Les valeurs des subventions annuelles peuvent varier d'une année à l'autre, en fonction des performances individuelles et d'Otis.

ARTICLE 3 – COMPENSATION

•The gross annual salary is € 565 000, inclusive of 2026 merit.
•Participation in our Short-Term Incentive (STI) program, with a target annual STI opportunity of 85% of your base salary. STI awards are based on individual and Otis performance, measured against previously established annual objectives and metrics.
•Participation in our Long-Term Incentive (LTI) program. The LTI program is designed to provide an opportunity for financial awards to key leaders whose efforts and achievements contribute to our long-term success. LTI awards are typically issued in the first quarter of the year and currently consist of a combination of Performance Share Units (PSUs), Restricted Stock Units (RSUs). RSUs vest ratably over a three-year period and PSUs cliff vest at the end of a three-year performance period. LTI awards are subject to the applicable award terms and conditions. Annual grant values may vary from year-to-year, based on individual and Otis performance being in the new role.

ARTICLE 4 – CONGES PAYES

M. Thibault LEFEBURE bénéficiera de 2,08 jours ouvrables de congés payés par mois conformément aux dispositions légales ainsi que, le cas échéant, les congés accordés par ailleurs au titre de la Convention Collective.
La période de prise de ces congés sera déterminée en accord avec la Direction de la Société Otis France en tenant compte des nécessités opérationnelles et relevant de l’organisation de la Société Otis France.

ARTICLE 4 – PAID LEAVE

M. Thibault LEFEBURE shall benefit from 2,08 working days of paid leave per month in accordance with statutory provisions as well as any leave granted otherwise pursuant to the Collective Agreement.
The period in which this leave shall be taken must be agreed with the Management of the Company taking into account the operational and organizational requirements of the Company.

ARTICLE 5 - AVANTAGES SOCIAUX Le salarié est éligible à la participation et à l’intéressement conformément aux règles en vigueur	ARTICLE 5 - BENEFITS The Employee is eligible to the Otis France Profit Sharing scheme so called “participation et intéressement” according to the legal requirements
ARTICLE 6 – OBLIGATIONS PROFESSIONELLES

1)Obligation de confidentialité

Vous vous interdisez de vous livrer, pendant la durée du présent contrat, à un quelconque acte de concurrence directe ou indirecte au détriment de la Société Otis.

Vous vous engagez à conserver, de la façon la plus stricte, la discrétion la plus absolue sur tout ce qui a trait aux secrets et procédés concernant les fabrications ou le commerce de la Société Otis et plus généralement sur l’ensemble des renseignements que vous pourrez recueillir à l’occasion de vos fonctions ou du fait de votre présence dans l’entreprise.
Cette obligation de discrétion demeurera même après la fin du présent contrat quelle qu’en soit la cause.

2)Invention des salariés

En application de la loi du 13 Juillet 1978 relative aux brevets d’invention qui fixe les règles d’attribution de la propriété des inventions réalisées par les salariés selon les dispositions suivantes :

-Les inventions de service appartiennent à la Société Otis. Il s’agit des inventions faites par le salarié dans le cadre d’une mission inventive prévue par le contrat de travail.

-Les autres inventions appartiennent au salarié sauf dans le cas où l’invention est faite au cours de l’exécution des fonctions du salarié dans le domaine de l’activité de la Société Otis ou avec le concours des moyens techniques de la Société.

Dans ce cas, cette dernière a le droit de se faire attribuer la propriété ou la jouissance de tout ou partie du brevet protégeant l’invention, mais le salarié doit en obtenir un juste prix.

ARTICLE 6 - PROFESSIONAL OBLIGATIONS

1)Confidentiality

You may not engage, during the term of this employment contract, into any act of direct or indirect competition against the Otis Company.

You undertake to keep strictly confidential any information regarding the secrets and manufacturing processes or the business of the Otis Company and more generally any information that you can access in the performance of your duties or because of your presence in the Company.

This duty of confidence will remain after the end of this Contract for whatever reason.

2) Inventions of the employees

In accordance with the French law of 13 July 1978 concerning patents which fix the rules of allocation of ownership of inventions made by employees in the following ways:

-Service inventions belong to the Otis Company. It includes any invention made by the employee as part of an inventive mission in the exercise of your duties.
-Other inventions belong to the employee except when the invention is made during the execution of the duties of the employee in the scope of the Company’s businesses or with the help of the technical means of the Company.

In this case, the latter has the right to be assigned ownership or enjoyment of all or part of the patent for the invention, but the employee must obtain a fair price.

ARTICLE 7 – CLAUSE DE MOBILITE GEOGRAPHIQUE

La carrière d’un cadre implique une mobilité géographique qui est fonction de la nature de l’activité professionnelle et des postes qui se trouvent à pourvoir et représente un facteur d’évolution professionnelle.

Vous acceptez que l’évolution de votre situation professionnelle ou des besoins liés à l’organisation et à la bonne marche de l’entreprise puisse conduire à la modification de votre lieu de travail.

En conséquence, vous acceptez d’être mobile sur l’ensemble du territoire français métropolitain mais il est expressément convenu que vous serez amené à voyager régulièrement en Europe, ainsi qu’en dehors du territoire européen.

Cette mutation s’effectuera selon les modalités conventionnelles en vigueur et les règles financières fixées par la Société concernant la prise en charge des frais entraînés par les transferts géographiques.
Afin de pouvoir remplir les missions qui vous sont confiées, vous vous engagez à exécuter tous les déplacements temporaires qui pourront vous être demandés, dans le cadre de l’exercice de vos fonctions. Il est précisé que ces déplacements pourront se dérouler sur plusieurs jours en Europe, Afrique Moyen Orient ainsi qu’en dehors.

ARTICLE 8 – CLAUSE DE NON-SOLLICITATION

 Vous vous interdisez pendant une durée d’un an à compter de la date de votre départ effectif de la Société Otis de :

-proposer un emploi aux personnes sous contrat à durée indéterminée qui était, au moment de ce départ effectif, un salarié de la Société Otis ou de tenter, par quelque moyen que ce soit, directement ou indirectement, de persuader ou d’inciter cette personne à accepter un autre emploi ou à quitter la Société Otis.

ARTICLE 7 – GEOGRAPHIC MOBILITY CLAUSE

A Senior management position involves geographical mobility, which depends on the nature of the work and positions that are vacant and is a factor of professional development.

You agree that a change of your work situation or of the organization-related needs and the running of the company may lead to an evolution of the location of your workplace.

Accordingly, you accept any change of your workplace over the French metropolitan territory however frequent travelling within Europe, as well as beyond the European territory.

This change would be achieved with respect of the provisions of the conventional rules in force and the financial rules set by the Company regarding the coverage of management expenses related to geographical transfers.
In order to fulfill the mission entrusted to you, you undertake to execute any temporary movements that can be requested, as part of your duties. It is specified that these trips could take place over several days over Europe, Africa Middle East, as well as beyond.

ARTICLE 8 – NON-SOLICITATION CLAUSE

You hereby undertake, for a one year duration, starting from the date of your effective termination from the Otis Company:

-not to offer any job-position to any persons who are employed by the Otis Company pursuant to an indefinite duration employment contract on the date of your effective termination, and not to try to convince, by any means whatsoever, directly or indirectly, such persons to accept any other job-position or to leave the Otis Company.

-d’embaucher et/ou de faire embaucher par un tiers avec lequel vous êtes en relations d’affaires, une personne sous contrat à durée indéterminée qui était, au moment de ce départ effectif, un salarié de la Société Otis.

-not to hire and/or make hired by a third party whom you would be engaged into business relationships with, any persons who are employed by the Otis Company pursuant to an indefinite duration employment contract on the date of your effective termination.

ARTICLE 9 - CLAUSE DE NON-CONCURRENCE

Compte tenu de la nature de vos fonctions et afin de préserver les intérêts légitimes de la Société, en cas de cessation de votre contrat de travail pour quelque cause que ce soit, vous vous interdisez à dater de la rupture juridique de votre contrat de travail, de créer, d’acquérir ou d’entrer au service d’une entreprise concurrente. Vous vous interdisez également de vous intéresser directement ou indirectement à toute fabrication et à tout commerce pouvant concurrencer les matériels, produits, services ou articles fabriqués ou vendus par la Société Otis, pendant une période d’un an renouvelable une fois.

Cette interdiction couvre toute la région EMEA et ne s’applique pas en cas de rupture du contrat de travail pendant la période d’essai.

En contrepartie de cette obligation de non-concurrence, vous percevrez, pendant la durée de l’interdiction, une indemnité mensuelle spéciale prévue à ce titre par la convention collective nationale des Ingénieurs & Cadres de la Métallurgie. Elle est actuellement égale à 5/10ème de la moyenne des appointements, avantages et gratifications contractuels dont vous aurez bénéficiés au cours des 12 derniers mois de présence dans l’entreprise.

Toutefois, en cas de licenciement, cette indemnité sera portée à 6/10ème de cette moyenne tant que vous n’aurez pas retrouvé un nouvel emploi et dans la limite de la durée de non-concurrence.

Vous vous engagez donc à informer la Société Otis de votre situation professionnelle dès que vous aurez retrouvé un emploi.

ARTICLE 9 - NON-COMPETE CLAUSE

Given the nature of your functions and in order to preserve the legitimate interests of the Company, you undertake for a period of twelve (12) months, which could be subject to one renewal, as from the termination of your employment contract, for any reason whatsoever, not to create, acquire or provide services to any company the business of which would be competitive to that of the Otis Company. You also undertake to take any interest to any manufacturing or business that could be competitive to the products, services or gears manufactured or sold by the Otis Company.

This prohibition applies throughout EMEA and does not apply in case of termination during the notice period of the employment contract.

In compensation for this non-compete obligation, you shall perceive, during the entire duration of the prohibition, the monthly indemnity as provided by the national collective bargaining agreement for Metallurgy Engineers and White Collar, which is currently sets at 5/10th of the average monthly salary, benefits and gratifications provided by your employment contract, perceived over the last 12 months of presence within the company.

However, in case of dismissal, the above-mentioned indemnity shall be of 6/10th of the average monthly remuneration as described as long as you shall remain unemployed, within the duration limits set for the present non-compete obligation.

You therefore agree to inform the Company Otis of your new work status once you have found a job.

La Société Otis pourra renoncer à l’interdiction de concurrence et se décharger de l’indemnité prévue ci-dessus, sous condition de vous en avertir par écrit dans les 8 jours suivant la notification de la rupture de votre contrat de travail.

L’indemnité mensuelle prévue par la convention collective étant la contrepartie du respect de la clause de non-concurrence, elle cesse d’être due en cas de violation, sans préjudice pour la Société Otis de vous réclamer à titre de dommages et intérêts une somme correspondant aux appointements que vous aurez perçus de la Société Otis au cours des 12 derniers mois de présence et la possibilité de faire cesser par tout moyen de droit l’activité exercée en contravention de la présente clause.

The Otis Company reserves the right to release you from the non-competition obligation within the 8 days following the notification of the termination of your employment contract.

As the above-mentioned indemnity is the counterpart of the proper execution of the non-compete clause, it shall cease to be paid in case of violation, without prejudice of damages the Otis Company could claim, corresponding to the average monthly salary, benefits and gratifications over the last 12 months of presence within the company, or any legal action the Otis Company could launch in order to obtain the ceasing of any competing activity that would be carried out in violation of the present clause.

ARTICLE 10 – ETHIQUE ET DEONTOLOGIE

Vous vous engagez à respecter le code de déontologie ainsi que toutes les règles et politiques d’Otis en matière d’éthique.

Vous avez la possibilité de consulter toutes les informations relatives à l’éthique et à la déontologie sur le site Planet Otis, rubrique Ethique.

ARTICLE 10 – ETHIC AND DEONTOLOGY

You hereby undertake to comply with the deontology code as well as with any rules and policies applicable within the Otis Company.

The policies and information related to ethics are available on the Planet Otis website.

ARTICLE 11 - PROTECTION DES DONNEES INDIVI-DUELLES

En application de la législation en vigueur relative à la protection et au transfert des données à caractère personnel des travailleurs salariés, nous vous informons que : conformément à la loi « Informatique et Liberté » du 6 janvier 1978, modifiée par la loi du 6 août 2004, vous bénéficiez d’un droit d’accès et de rectification de ces données.

ARTICLE 11 - DATA PRIVACY

In compliance with the laws governing the transfer of personal data we hereby inform you that:
in accordance with the Data privacy law dated January 6, 1978 and amended by the law dated August 6, 2004, you are entitled to be granted access and correction of such data.

ARTICLE 12 - DIVERS

Pour toutes les questions non prévues au présent contrat, les parties conviennent de se référer aux dispositions de la convention collective nationale des Ingénieurs et Cadres des Industries des Métaux du 13 Mars 1972.

ARTICLE 12 - MISCELLANEOUS

For all unforeseen issues in this contract, the parties agree to refer to the provisions of the national collective agreement for engineers and managers of the Metals Industries of March 13, 1972.

ARTICLE 13 - DECLARATIONS

Le présent Contrat est régi par le droit et la réglementation français.

Pendant toute la durée de son emploi, le Salarié devra se conformer à l’ensemble des procédures et pratiques applicables au sein de la Société.

ARTICLE 13 - DECLARATIONS

This Contract shall be governed by French laws and regulations.

The Employee shall be bound to follow all the policies and procedures of the Company during the term of his employment.

Le présent contrat est établi en deux versions, l'une française, l'autre anglaise. En cas de difficultés d'interprétation, la version française fera foi à tous égards.

Fait en double original,
A Puteaux
Le 16 janvier 2026

This Contract has been drawn up in two versions, one in French, and the other in English. In the event that difficulties in interpretation arise, the French version will prevail in all respects.

Two originals signed,
In Puteaux
On January 16th, 2026

/s/ Gaëlle Babouche	/s/ Thibault Lefebure
La Société / The Company*	Le Salarié / The Employee*
Gaëlle BABOUCHE	Thibault LEFEBURE
Directrice des Ressources Humaines WE

*Parapher chaque page. Sur la dernière page, faire précéder la signature de la mention manuscrite « Lu et approuvé, bon pour accord ».
Initials on each page. On last page, the signature must be preceded by the handwritten words: "Lu et approuvé, bon pour accord” (Read and approved, valid for agreement).

Siège Social Otis	Campus Arboretum – Bâtiment Cèdre	SIREN 542.107.800 RCS Nanterre
SCS au Capital de 6.202.305€	1 place des Papeteries	APE 4329B
	92000 Nanterre	N° TVA : FR 72 542 107 800
otis.com	Tel : 01 46 91 60 00